Exhibit 9

                             VOTING TRUST AGREEMENT
                             ----------------------

     THIS VOTING TRUST AGREEMENT (this "Agreement") is made and entered into as of this 6th day of June, 2001, by and between

VOTING TRUST COMMITTEE OF SURGILIGHT, INC., as Trustee having an address of 12001 Science Drive, Suite 140, Orlando, Florida 32826 (hereinafter, with any successors, referred to as the "Trustee"); and

LIN FAMILY PARTNERS, LTD., a Colorado limited partnership having an address of 4532 Old Carriage Trail, Oviedo, FL 32765; YUAN LIN, TRUSTEE OF THE Y-C IRREVOCABLE LIVING TRUST, having an address of 8th Floor, No. 7, Chung-Po N. Road, Taipei, Taiwan; J. T. LIN, having an address of 4532 Old Carriage Trail, Oviedo, FL 32765; YUCHIN LIN, having an address of 4532 Old Carriage Trail, Oviedo, FL 32765; and ALEX H. LIN, having an address of 4532 Old Carriage Trail, Oviedo, FL 32765, as Beneficiary (hereinafter, together with his, her or its successors and assigns, referred to individually as a "Beneficiary" and collectively as the "Beneficiaries").

                                   WITNESSETH
                                   ----------

         WHEREAS, each Beneficiary is a shareholder of SurgiLight, Inc., a Delaware corporation (the "Company") and owns shares of the common stock of the Company as set forth below:

                  Name                                        No. of Shares

                  Lin Family Partners, Ltd.                     4,000,000
                  Yuan Lin, Trustee of Y-C
                           Irrevocable Living Trust             4,500,000
                  Yuan Lin                                      4,500,000
                  J. T. Lin                                     1,064,000
                  Yuchin Lin                                      800,000
                  Alex H. Lin                                     100,000
                  Tao Lin                                         100,000;
                                                                ----------

                                                     Total     15,064,000 shares

(the "Common Stock"); and

     WHEREAS, each Beneficiary has agreed to execute and deliver this Agreement, and the Trustee has consented to act as trustee under this Agreement, as hereinafter provided;

     NOW THEREFORE, in consideration of the mutual covenants and agreements herein contained, the parties hereto covenant and agree as follows:

                                    ARTICLE I
                                    ---------
                                IRREVOCABLE PROXY

     Section 1.01. Irrevocable Proxy. Commencing on the date hereof and at all times during the term of this Agreement, each Beneficiary hereby appoints the Trustee proxy with power of substitution, for and in the name of the undersigned to attend any meeting of the shareholders of the Company, or at any continuation(s) or adjournment(s) thereof, with full power to vote the number of shares set forth below (collectively the "Trust Shares") and to act for said Beneficiary with respect to the Trust Shares to the same extent that said Beneficiary might if he/she were personally present in the same manner hereinafter provided, and to take part in any consent to any corporate or stockholders' action of any kind whatsoever:

                                                                     Approximate
          Name                                No. of Shares         % of Company
          ----                                -------------         ------------

          Lin Family Partners, Ltd.             4,000,000              16.91%
          Yuan Lin, Trustee of Y-C
                  Irrevocable Living Trust      3,000,000              12.68%
          Yuan Lin                              2,000,000               8.46%
          J. T. Lin                             1,064,000               4.50%
          Yuchin Lin                              506,000               2.14%

                          Total                10,570,000              44.69%

The remaining 4,494,000 common shares owned by the Beneficiary represents 19% of
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the total outstanding 23,653,000 shares of the Company. The amount which is not
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locked up needs to be 19% of the non-diluted or current voting shares of the
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Company. These shares will be immediately and automatically adjusted on a
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pro-rata basis for future dilution of the Company or acquisition of additional
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shares by any owner of the Trust shares, any family member or beneficial owner
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of J.T. Lin or by J. T. Lin such that 19% remains.
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An outside director shall immediately become a member of the Voting Trust
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Committee upon their election to the Board of Directors of the Committee and
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shall immediately resign from the Committee when they no longer serve on the
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Board. The Committee shall vote the shares by majority vote.
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     Section 1.02 Voting Requirements. At all times during the term of this
Agreement, the Trustee shall vote the Trust Shares for the election of J. T. Lin as both Officer and a Director of the Company.

                                   ARTICLE II
                                   ----------
                                     TRUSTEE

     Section 2.01. Composition. The Voting Trust Committee of the Board of Directors of the Company (the "Committee") shall at all times during the term of this Agreement be composed of the Board of Directors as follows:

     All the outside Directors other than those who are paid consultants.

An outside director shall immediately become a member of the Voting Trust Committee upon their election to the Board of Directors of the Committee and shall immediately resign from the Committee when they no longer serve on the Board. The Committee shall vote the shares by majority vote.

     Section 2.02. Trustee's Rights and Powers

     (a) During the term of this Agreement, the Trustee shall possess, and in its discretion shall be entitled to exercise, in person or by its nominees, agents, attorneys in fact or proxies, the right to vote thereon and to take part in any consent to any corporate or stockholders' action of any kind whatsoever. The right of the Trustee to vote shall include the right to vote at any election of directors and in favor of, or in opposition to, any resolution or proposed action of any character whatsoever which may be presented at any meeting or require the consent of stockholders of the Company.

     (b) In voting shares of stock or in doing any act in respect of the control or management of the Company or its affairs, the Trustee shall exercise its best judgment in the interests of the Company to the end that its affairs shall be properly managed, and may in furtherance thereof vote all shares of stock subject to this Agreement in favor of any individual (including, without limitation, himself or any Beneficiary) as a director of the Company; provided however, that the Trustee assumes no responsibility as Trustee with respect to the management of the Company or in respect of any action taken by it or taken by the Company on the basis of its consent thereto or of its vote so cast.

     Section 2.03. Trustee's Limited Authority to Transfer. Except as specifically provided in Section 2.02, the Trustee shall have no rights as a shareholder of the Company. The Trustee shall have no authority to sell or otherwise dispose of any of the stock held in any Beneficiary's name, except that upon receipt of a notice ("Notice of Sale") from a Beneficiary that part or all of the shares are to be sold, transferred or otherwise disposed of and setting forth the number of shares to be transferred, the consideration therefor, the intended transferee and the proposed date of transfer, which Notice of Sale shall be accompanied by the Certificate in respect of the shares to be so transferred, properly endorsed for transfer, the Trustee shall:

          (i) cause each non-transferring Beneficiary to receive a copy of the Notice of Sale within five (5) days of the Trustee's receipt thereof; and

          (ii) not earlier than ten (10) days nor later than twenty days (20) following its receipt of the Notice of Sale, unless precluded by an order, decree or judgment of any court of competent jurisdiction unless the Trustee, after consultation with counsel pursuant to Section 2.10(c), determines in good faith that such proposed sale, transfer or other disposition does not comply with thus Agreement or the option Agreement or applicable law, execute all documents and take all other action necessary to transfer the number of shares of the Company's stock specified in the Notice of Sale and represented by the certificate or certificates surrendered therewith to the transferee named in such Notice of Sale; and

          (iii) upon receipt of payment of a sum sufficient to cover any tax or government charges in respect of the transfer or delivery of such certificates, cause certificates representing the shares of the Company's stock to be transferred, such certificates to be duly endorsed for transfer or accompanied by duly executed instruments of, transfer to be delivered to the persons and place designated in the Notice of Sale; provided, however, that the Trustee shall have no obligation to collect or receive the purchase price or other consideration to be received by the transferring Beneficiary; and

          (iv) in the event the transferring Beneficiary is not selling, transferring or otherwise disposing of all shares of the Company's stock represented by the certificate or certificates surrendered with the Notice of Sale, upon the consummation of such sale, transfer or other disposition specified in the Notice of Sale, issue to the transferring Beneficiary a new certificate or certificates in respect of such shares of the Company's stock not sold, transferred or disposed of and which are subject to this Agreement.

     Section 2.04. Trustee's Agreement to Limited Authority to Sell. The Trustee agrees that, except as otherwise provided in Section 2.03, it shall take no action, nor shall it allow any action to be taken, by which any shares of stock at any time subject to this Agreement shall be sold, transferred or otherwise disposed of during the term of this Agreement. The Trustee agrees that it will not pledge, hypothecate or otherwise create any lien, claim or encumbrance upon any shares of stock subject to this Agreement, except that the exercise of voting rights by the Trustee pursuant to Section 2.02 hereof shall not be deemed to constitute any such lien, claim or encumbrance.

     Section 2.05. Trustee's Agreement to Certificate. The Trustee agrees that all certificates representing shares of stock of the Company which are, or at any time become, subject to this Agreement shall have endorsed upon them a legend substantially in the form as follows:

     The transfer of the shares represented hereby is restricted by provisions of a Voting Trust Agreement, dated as of June 6, 2001, between the registered holder of these shares, as Trustee, and the Beneficiary named therein, copies of which are on file at the offices of the corporation and of said Trustee.

     Section 2.06. Trustee's Right to Delegate. The Trustee may vote all stock held hereunder in person or by such person or persons (excluding any Beneficiary) as it may from time to time select as its proxy or proxies. The Trustee may employ or use the services of accountants, attorneys, or any other qualified personnel to assist it or its agents to carry out any of the duties undertaken pursuant to this Agreement.

     Section 2.07. Trustee's Right to Call Meetings of the Beneficiaries.. The Trustee may call a meeting of the Beneficiaries for any purpose that the Trustee desires, including, but not limited to, discussions of any past or future exercise of its rights or powers under this Agreement, or for other informational purposes. Any vote of the Beneficiaries taken at a meeting called pursuant to this Section shall not be binding on the Trustee.

     Section 2.08. No Right of Trustee to Compensation. The Trustee shall not be entitled to compensation for its service as Trustee hereunder.

     Section 2.09. Trustee's Right to Participate. The Trustee herein appointed and its successors may be parties to this Agreement as Beneficiary. The Trustee and any firm or corporation of which it may be a member, agent or employee and any corporation, trust or association of which it may be a trustee, stockholder, director, officer, agent or employee may contract with, or be or become pecuniarily interested, directly or indirectly, in, any matter or transaction to which the Company or any subsidiary or controlled or affiliated corporation may be a party or in which it may be concerned, as fully and freely as though such Trustee were not a trustee hereunder.

     Section 2.10. Trustee's Liability.

     (a) The Trustee shall not be liable for any error of judgment nor for any act done or omitted, nor for any mistake of fact or law nor for anything which it may do or refrain from doing in good faith, nor generally shall the Trustee have any accountability hereunder, except for its own willful default or gross negligence. Furthermore, upon any judicial or other inquiry or investigation of or concerning the Trustee's acts pursuant to its rights and powers as Trustee, such acts shall be deemed reasonable unless proved to the contrary by clear and convincing evidence.

     (b) The Trustee shall not be liable in any event for acts or defaults of any employee, agent, proxy or attorney in fact of the Trustee. The Trustee shall always be protected and free from liability in acting upon any notice, request, consent, certificate, declaration, telegram, facsimile, guarantee, affidavit or other paper or document or signature believed by it to be genuine and to have been signed by the proper party or parties or by the party or parties purporting to have signed the same.

     (c) The Trustee may consult with legal counsel, pursuant to Section 2.06 hereof, which may be counsel to the Company, and any action under this Agreement taken or suffered in good faith by it in accordance with the opinion of such counsel shall be conclusive upon the parties hereto and the Trustee shall be fully protected and be subject to no liability in respect thereof.

     Section 2.11. Trustee's Acceptance of Trust and Limitations on Share Transfer. The Trustee by executing this Agreement, and each successor Trustee, upon being appointed as such, accepts the trust created hereby and agrees to carry out the terms and provisions hereof.

                                   ARTICLE III
                                   -----------
                                   TERMINATION

     Section 3.01. Termination or Extension.

     (a) This Agreement shall terminate in any event upon the earlier of (i) three (3) years after the date hereof; (ii) the sale of the Company to an outside third party; (iii) a merger with other company or a third party which will own more than 35% of the combined business; (iv) the Beneficiaries own less than 19% of the non-diluted shares of the Company; (v) J.T. Lin is not an Employee, Officer or Director of the Company; (vi) the expiration of the maximum permitted term of voting trusts under the Delaware Business Corporation Law (such period defined as the "Term"); provided, however, that this Agreement will be automatically renewed thereafter on the same terms and conditions for successive Terms with respect to each Beneficiary unless the Beneficiary gives written notice to the Trustee of its desire not to consent to such renewal, which notice shall be delivered to the Trustee not earlier than one (1) year, and not later than sixty (60) days, prior to the end of the Term then in effect.

     (b) In the event of such extension, the Trustee shall, prior to the expiration as hereinabove provided, as originally fixed, or as theretofore extended, as the case may be, file in the principal executive office of the Company a copy of an agreement extending the expiration date of this Agreement and thereupon the duration of this Agreement shall be extended for the period fixed by such extension agreement; provided, however, that no such extension agreement shall affect the rights or obligations of persons riot parties thereto.

     (c) Except as otherwise provided in this Agreement, the trust created by this Agreement is hereby expressly declared to be irrevocable.

                                   ARTICLE IV
                                   ----------
                                  MISCELLANEOUS

     Section 4.01. Relationships Created Hereunder. The trust created by this Agreement is not intended to be, and shall not be treated as, a general partnership, limited partnership, joint venture, corporation or joint stock company or association. The relationship of each Beneficiary to the Trustee shall be solely that of Beneficiary of the Trust created by this Agreement and the rights of the Beneficiary and the Trustee shall be limited to those conferred upon them by this Agreement.

     Section 4.02. Right of Examination. An executed counterpart of this Agreement shall be deposited with the Company at its office at 12001 Science Drive, Suite 140, Orlando, FL 32826. This Agreement shall be subject to the same right of examination by a stockholder of the Company in person or by agent or attorney, as are the books and records of the Company, and shall be subject to examination by any holder of a beneficial interest in the voting trust created by this Agreement, either in person or by agent or attorney, at any reasonable time for any proper purpose.

     Section 4.03. Entire Agreement; Modifications. The Agreement represents the entire understanding of the parties hereto with respect to the subject matter hereof, and cannot be amended, supplemented or changed orally, but only by an agreement in writing signed by the party or parties against whom enforcement is sought and making specific reference to this Agreement.

     Section 4.04. Notices. Any and all notices, requests, demands, or other communications provided for hereunder shall be given in writing and shall be deemed to have been given (a) when received, if delivered in person, or (b) when sent, if sent by telecopier and confirmed within 48 hours by letter mailed or delivered to the party to be notified at such Party's address first written above or (c) three (3 business days following the mailing thereof, if mailed by certified first class mail, postage prepaid, return receipt requested.

     Section 4.05. Successors and Assigns. This Agreement shall be binding upon, and inure to the benefit of, the parties hereto and their heirs, legatees, executors, administrators, successors and assigns.

     Section 4.06. Gender and Number. With respect to words used in this Agreement, the singular form shall include the plural form, the masculine sender shall include the feminine or neuter gender, and vice versa, as the context requires.

     Section 4.07. Description Headings.. The descriptive headings of this Agreement are for convenience of reference only and shall not define or limit any of the terms or provisions hereof.

     Section 4.08. Counterparts. This Agreement may be executed in counterparts, each of which shall deemed an original but all of which taken together shall constitute one instrument.

     Section 4.09. Severability. If in any judicial proceedings a court shall refuse to enforce any provision of this Agreement, then such unenforceable provision shall be deemed eliminated from this Agreement for the purpose of those proceedings to the extent necessary to permit the remaining provisions to be enforced. To the full extent, however, that the provisions of any applicable law may be waived, they are hereby waived to the end that this Agreement be deemed to be a valid and binding agreement enforceable in accordance with its terms.

     Section 4.10. Governing Law. This Agreement shall be construed under and its validity determined by the laws of the State of Florida.

     Section 4.11. Remedies. The parties hereto shall have all remedies for breach of this Agreement available to them provided by law or in equity. Without limiting the generality of the foregoing, the parties agree that in addition to all other rights and remedies available at law or in equity, the parties shall be entitled to obtain specific performance of the obligations of each party to this Agreement and immediate injunctive relief and that in the event any action or proceeding is brought in equity to enforce the same, no party will urge, as a defense, that there is an adequate remedy at law.

     Section 4.12. Third Parties. Nothing in this Agreement, whether express or implied, is intended to confer any rights or remedies under or by reason of this Agreement on any persons other than the parties to it and their respective permitted transferees, successors and assigns, nor is anything in this Agreement intended to relieve or discharge the obligation or liability of any third person to any party to this Agreement, nor shall any provision give any third person any right of subrogation or action over or against any party to this Agreement.

                      [Signatures appear on following page]

     IN WITNESS WHEREOF, the parties hereto have hereunto set their respective hands as of the day and year first above written.

TRUSTEE:                                    BENEFICIARIES:

SURGILIGHT, INC.                            LIN FAMILY PARTNERS, LTD.


By:  /s/  Lee Chow    7/6/01                By:  /s/  J. T. Lin        06/6/01
-----------------------------                  --------------------------------
          Lee Chow, Director                          J. T. Lin, General Partner


By:  /s/  J. S. Yuan  7/5/01                     /s/  Yuan Lin
-----------------------------                  --------------------------------
          J. S. Yuan, Director                        YUAN LIN, AS TRUSTEE OF
                                                      THE Y-C IRREVOCABLE LIVING
                                                      TRUST


By:  /s/  J. T. Lin   6/6/01                     /s/  Yuan Lin
-----------------------------                  --------------------------------
          J. T. Lin, Director                         YUAN LIN


                                                 /s/  Yuchin Lin
                                               --------------------------------
                                                      YUCHIN LIN